Exhibit 1(d)
      Certificate of Amendment to Declaration of Trust dated July 25, 1993




                                MUTUAL FUND GROUP
                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST




          The undersigned, constituting a majority of the Trustees of Mutual Fund Group (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated May 11, 1987, as amended and restated as of August 18, 1987 (the "Declaration"), do hereby certify, as provided by the provisions of Section 9.3(d) of the Declaration, that in accordance with the provisions of the second sentence of
Section 9.3(a), a majority of the Trustees of the Trust, by vote duly adopted by a majority of the trustees on July 25, 1993, amended the Declaration as follows:

          1. The paragraph prior to Section 6.9(a) is amended to read in its entirety:

          "Section 6.9. Series Designation. As set forth in Appendix I hereto, the Trustees have authorized the division of Shares into series, as designated and established pursuant to the provisions of Appendix I and this Section 6.9. The Trustees, in their discretion, may authorize the division of Shares into one or more additional series, and the different series shall be established and designated, and the variations in the relative rights, privileges and preferences as between the different series shall be fixed and determined by the Trustees upon and subject to the following provisions:"

          2. Appendix I is amended in its entirety to read as attached hereto.

          IN WITNESS WHEREOF, the undersigned have executed this certificate this 25th day of July, 1993.


/s/                                       /s/
Fergus Reid, III                          William J. Armstrong


/s/                                       /s/
John R.H. Blum                            Joseph J. Harkins


/s/                                       /s/
Richard E. Ten Haken                      H. Richard Vartabedian

                                                                      Appendix I


                                MUTUAL FUND GROUP

                       Designation of Series of Shares of
                     Beneficial Interest (without par value)


          Pursuant to Section 6.9 of the Declaration of Trust, dated May 11, 1987, as amended and restated as of August 18, 1987 (the "Declaration of Trust"), of the Mutual Fund Group (the "Trust"), the Trustees of the Trust hereby designate series of Shares (as defined in the Declaration of Trust), such series to have the following special and relative rights:

          1. The series shall be respectively designated as follows:

                    Vista U.S. Government Money Market Fund
                    Vista Global Money Market Fund
                    Vista Tax Free Money Market Fund
                    Vista California Tax Free Money Market Fund
                    Vista New York Tax Free Money Market Fund
                    Vista U.S. Government Income fund
                    Vista Tax Free Income Fund
                    Vista New York Tax Free Income Fund
                    Vista Growth and Income Fund
                    Vista Capital Growth Fund
                    Vista Equity Fund
                    Vista Bond Fund
                    Vista Short-Term Bond fund
                    Vista California Intermediate Tax Free Fund
                    Vista Equity Income Fund
                    Vista Balanced Fund
                    Vista IEEE Balanced Fund
                    Vista International Equity Fund
                    Vista Global Fixed Income Fund

          When Shares of any of the above series are made available to customers of an entity with which the Trust has entered into a shareholder servicing or similar agreement, such series may be referred to by the designation set forth above with an identifying prefix other than the word "Vista," to denote the services being offered by that entity to its customers who own Shares of that series.

          2. Each series shall be authorized to invest in cash, securities, instruments, and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

          3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

          4. The assets and liabilities of the Trust shall be allocated among these series as set forth in Section 6.9 of the Declaration of Trust.

          5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series.


                                       -2-